Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-174556 on Form S-8 of our report dated March 14, 2012, relating to the consolidated financial statements of Solazyme, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 14, 2012